                                                                    EXHIBIT 99.4

         UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS

          The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2005 and the unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2004 and nine-month period ended September 30, 2005 are based on the historical financial statements of Emageon Inc. ("Emageon") and Camtronics Medical Systems, Ltd. ("Camtronics") after giving effect to the acquisition as a purchase of Camtronics by Emageon using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

          The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2005 is presented to give effect to the acquisition as if it occurred on September 30, 2005. The unaudited pro forma condensed combined statements of operations of Emageon and Camtronics for the year ended December 31, 2004 and nine-month period ended September 30, 2005 are presented as if the combination had taken place at the beginning of each period presented.

          The total purchase price of the Camtronics acquisition is approximately $41.2 million and has been accounted for as the purchase of a business under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141). We acquired all of the outstanding common stock of Camtronics in exchange for $40.0 million in cash. We incurred approximately $1.2 million in direct costs of the acquisition, which primarily includes financial advisory, legal and accounting fees.

         Under the purchase method of accounting, the total purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, was allocated to the net tangible and intangible assets of Camtronics acquired in connection with the acquisition, based on their estimated fair values as of the completion of the acquisition. Independent valuation firms conducted independent appraisals in order to assist management of Emageon in determining the fair values of a significant portion of these assets, including real estate, acquired software technology, product customer relationships, product customer backlog, service and repair contracts, trade names and in-process research and development. Management has made an estimate of the fair value of the remaining assets and liabilities. The estimated fair values included in these unaudited pro forma condensed combined consolidated financial statements reflect management's estimates along with the preliminary results of the independent valuation firms' appraisals. As of the date of this filing, Emageon has received a preliminary report from the independent valuation firm regarding the valuation of the intangible assets. Emageon is currently in the process of reviewing the findings in this report and verifying the methods and information utilized to derive the fair values.

          The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of Camtronics included in this Form 8-K/A and the financial statements of Emageon included in its Form 10-K for the year ended December 31, 2004 and Form 10-Q/A for the nine-month period ended September 30, 2005. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of Emageon and Camtronics. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of Emageon that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of Emageon.

          As Camtronics' fiscal year differed from Emageon's fiscal year, the balance sheet presented for Camtronics is as of October 31, 2005 and the statements of operations presented are for the nine-month period ended October 31, 2005 and for the year ended January 31, 2005.

                                  EMAGEON INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                 (IN THOUSANDS)

                                                   HISTORICAL
                                             ---------------------    PRO FORMA     PRO FORMA
                                              EMAGEON   CAMTRONICS   ADJUSTMENTS     COMBINED
                                              -------   ----------   -----------    ---------
ASSETS
Current assets:
   Cash and cash equivalents                 $ 30,529     $   826     $(25,000)(a)   $  6,355
   Marketable securities                       29,381          --      (15,000)(a)     14,381
   Trade accounts receivable, net of
      allowance                                18,073       5,798                      23,871
   Inventories, net                                --       3,913         (568)(b)      3,345
   Prepaid expenses and other current
      assets                                    3,533         722        1,088 (c)      5,343
   Cost related to deferred revenue                --      10,985      (10,985)(d)         --
   Deferred income taxes                           --       4,052       (4,052)(e)         --
   Due from Analogic                               --       2,374       (2,374)(f)
   Unbilled revenue                               198          --                         198
   Third-party components to be sold to
      customers                                 1,391          --                       1,391
                                             --------     -------     --------       --------
Total current assets                           83,105      28,670      (56,891)        54,884
Property, plant and equipment, net             10,960       6,648        3,946 (g)     21,554
Restricted cash                                   534          --                         534
Other noncurrent assets                           116          --                         116
Intangible assets:
   Goodwill                                     3,755         258       13,918 (h)     17,673
                                                                          (258)(i)
   Acquired software technology, net            2,222          --        1,384 (h)      3,606
   Other intangible assets                        480       5,103       (5,103)(i)     12,646
                                                                        12,606 (h)
                                                                          (440)(j)
                                             --------     -------     --------       --------
Total intangible assets                         6,457       5,361       22,107         33,925
                                             --------     -------     --------       --------
Total assets                                 $101,172     $40,679     $(30,838)      $111,013
                                             ========     =======     ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Accounts payable                       $  6,124     $ 2,070                    $  8,194
      Accrued payroll and related costs         1,247       2,214                       3,461
      Due to Analogic                              --          --          466 (k)        466
      Deferred revenue                         17,755      21,230      (18,119)(l)     20,866
      Advance payments and other                   --       2,017       (1,813)(l)        204
      Accrued income taxes                         --          65          (65)(e)         --
      Other accrued expenses                    2,141       1,564        1,200 (m)      4,236
                                                                          (669)(n)
      Current portion of long-term debt         1,973          --                       1,973
      Current portion of capital lease
         obligations                              664          69                         733
      Notes payable                                --          42          (42)(o)         --
                                             --------     -------     --------       --------
Total current liabilities                      29,904      29,271      (19,042)        40,133
Long-term deferred revenue                      3,389         176         (176)(l)      3,389
Deferred tax liability                             95       1,228       (1,228)(e)         95
Long-term debt                                  1,272          --                       1,272
Capital lease obligations, less current
   portion                                        366          52                         418
                                             --------     -------     --------       --------
Total liabilities                              35,026      30,727      (20,446)        45,307
Total stockholders' equity                     66,146       9,952         (440)(j)     65,706
                                                                        (9,952)(p)
                                             --------     -------     --------       --------
Total liabilities and stockholders' equity   $101,172     $40,679     $(30,838)      $111,013
                                             ========     =======     ========       ========

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

                                  EMAGEON INC.
       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      HISTORICAL
                                ---------------------    PRO FORMA    PRO FORMA
                                 EMAGEON   CAMTRONICS   ADJUSTMENTS    COMBINED
                                 -------   ----------   -----------   ---------
Revenue:
   System sales                  $34,611    $19,224                   $ 53,835
   Support services               14,901     13,197                     28,098
                                 -------    -------                   --------
Total revenue                     49,512     32,421          --         81,933
Cost of revenue:
   System sales                   17,782     12,520         346 (h)     30,648
   Support services                9,794      5,713                     15,507
                                 -------    -------     -------       --------
Total cost of revenue             27,576     18,233         346         46,155
                                 -------    -------     -------       --------
Gross profit                      21,936     14,188        (346)        35,778
Research and development           7,282      5,003                     12,285
Sales and marketing                7,554      6,735                     14,289
General and administrative         8,269      2,756       2,985 (h)     14,321
                                                            311 (q)
Parent company management fee         --        370        (370)(r)         --
Asset impairment charges              --      3,599                      3,599
                                 -------    -------     -------       --------
Total operating expenses          23,105     18,463       2,926         44,494
                                 -------    -------     -------       --------
Operating loss                    (1,169)    (4,275)     (3,272)        (8,716)
Other income (expense):
   Interest income                 1,207         --        (876)(s)        331
   Interest expense               (1,125)       (80)       (413)(t)     (1,618)
   Other                              --        (24)                       (24)
                                 -------    -------     -------       --------
Total other income (expense)          82       (104)     (1,289)        (1,311)
                                 -------    -------     -------       --------
Loss before income taxes          (1,087)    (4,379)     (4,561)       (10,027)
Income tax benefit                    --        650        (650)(u)         --
                                 -------    -------     -------       --------
Net loss                         $(1,087)   $(3,729)    $(5,211)      $(10,027)
                                 =======    =======     =======       ========
Net loss per share - basic       $ (0.06)                             $  (0.58)
                                 =======                              ========
Net loss per share - diluted     $ (0.06)                             $  (0.58)
                                 =======                              ========
Weighted average common stock
   outstanding - basic            17,191                                17,191
                                 =======                              ========
Weighted average common stock
   outstanding - diluted          17,191                                17,191
                                 =======                              ========

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

                                  EMAGEON INC.
       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL
                                                      ---------------------    PRO FORMA    PRO FORMA
                                                       EMAGEON   CAMTRONICS   ADJUSTMENTS    COMBINED
                                                      --------   ----------   -----------   ---------
Revenue:
   System sales                                       $ 33,441    $29,680                   $ 63,121
   Support services                                     12,361     18,359                     30,720
                                                      --------    -------                   --------
Total revenue                                           45,802     48,039          --         93,841
Cost of revenue:
   System sales                                         21,452     19,513         461 (h)     41,426
   Support services                                     10,727      7,911                     18,638
                                                      --------    -------     -------       --------
Total cost of revenue                                   32,179     27,424         461         60,064
                                                      --------    -------     -------       --------
Gross profit                                            13,623     20,615        (461)        33,777
Research and development                                 5,344      8,710                     14,054
Sales and marketing                                      9,028      9,558                     18,586
General and administrative                               8,701      3,907       3,981 (h)     17,004
                                                                                  415 (q)
Parent company management fee                               --        525        (525)(r)         --
                                                      --------    -------     -------       --------
Total operating expenses                                23,073     22,700       3,871         49,644
                                                      --------    -------     -------       --------
Operating loss                                          (9,450)    (2,085)     (4,332)       (15,867)
Other income (expense):
   Interest income                                          31         --                         31
   Interest expense                                     (1,053)       (86)     (3,300)(t)     (4,439)
   Other                                                    --       (226)                      (226)
                                                      --------    -------     -------       --------
Total other income (expense)                            (1,022)      (312)     (3,300)        (4,634)
                                                      --------    -------     -------       --------
Loss before income taxes                               (10,472)    (2,397)     (7,632)       (20,501)
Provision for income taxes                                  --       (124)        124 (v)         --
                                                      --------    -------     -------       --------
Net loss                                              $(10,472)   $(2,521)    $(7,508)      $(20,501)
                                                      ========    =======     =======       ========
Net loss per share - basic                            $  (4.07)                             $  (7.94)
                                                      ========                              ========
Net loss per share - diluted                          $  (4.07)                             $  (7.94)
                                                      ========                              ========
Weighted average common stock outstanding - basic        2,590                                 2,590
                                                      ========                              ========
Weighted average common stock outstanding - diluted      2,590                                 2,590
                                                      ========                              ========

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

EMAGEON INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

NOTE 1. BASIS OF PRESENTATION

          The unaudited pro forma condensed combined consolidated financial statements included herein have been prepared by Emageon, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2. PRELIMINARY PURCHASE PRICE ALLOCATION

          The unaudited pro forma condensed combined consolidated financial statements reflect an estimated purchase price of $41.2 million including other estimated costs directly related to the acquisition as follows:

          The total purchase price is as follows (in thousands):

Cash paid to Analogic Corporation    $40,000
Estimated direct acquisition costs     1,200
                                     -------
                                     $41,200
                                     =======

          The preliminary allocation of the total purchase price is as follows (in thousands):

Estimated identified intangible assets, subject to amortization       $13,550
Estimated goodwill, not subject to amortization                        13,918
Estimated in-process research and development costs (1)                   440
Estimated fair value of assets acquired                                22,373
Estimated fair value of liabilities assumed                            (9,081)
                                                                      -------
                                                                      $41,200
                                                                      =======

          (1) In-process research and development costs of $440 were expensed in the period in which the acquisition was consummated. Accordingly, the in-process research and development costs are reflected in the pro forma condensed combined consolidated balance sheet as a reduction in stockholders' equity. The pro forma combined consolidated statements of operations do not include the in-process research and development costs of $440 as it is considered a non-recurring charge.

          The final purchase price allocation will be determined upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities.

NOTE 3. PRO FORMA ADJUSTMENTS

          Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Camtronics' net tangible and intangible assets to a preliminary estimate of their fair values and to reflect the amortization expense related to the estimated amortizable identified intangible assets.

          No pro forma adjustments were required to conform Camtronics' accounting policies to Emageon's accounting policies.

          The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

     (a) Adjustment to record the cash paid to acquire Camtronics of $40.0 million. The Company redeemed $15.0 million of marketable securities to pay a portion of the purchase price.

     (b) Adjustment to eliminate inventory shipped to customer sites for which title had passed to respective customers but no acceptance had been received as of the acquisition date.

     (c) Adjustment to record the excess of future billings above and beyond the estimated fair value of deferred revenue.

     (d) Adjustment to eliminate accumulated deferred costs associated with deferred revenue. These accumulated costs are being eliminated as they do not reflect an asset of Emageon.

     (e) Adjustment to eliminate deferred income taxes that were not assumed by Emageon in the acquisition as a result of the Internal Revenue Code Section 338(h)(10) election with respect to Emageon's acquisition of the stock of Camtronics.

     (f) Adjustment to reflect the elimination of amounts previously due from Analogic.

     (g) Adjustment to record the fair value of property, plant and equipment as required by SFAS 141.

     (h) Adjustment to reflect the preliminary estimate of the fair value of amortizable intangible assets, and goodwill, and the resulting amortization expense, if applicable. Identified amortizable intangible assets include acquired software technology, product customer relationships, product customer backlog, service and repair contracts and trade names. The Company has assumed straight-line amortization periods ranging from 14 months to 72 months based on the estimated useful lives of the intangible assets.

     (i) Adjustment to reflect the elimination of intangible assets recorded on Camtronics' accounting records immediately prior to the acquisition.

     (j) Adjustment for the immediate write-off of acquired in-process technology. The in-process technology cost is treated as an expense and therefore decreases retained earnings. These costs are not reflected in the pro forma statements of operations because they represent a nonrecurring charge directly attributable to the transaction.

     (k) Adjustment to record liability to Analogic for amounts paid after the acquisition date. These liabilities are offset by excess cash existing at the acquisition date that was not remitted to Analogic.

     (l) Adjustment to record the fair value of Camtronics' deferred revenue.

     (m) Adjustment to reflect the estimated direct transaction costs of the acquisition.

     (n) Adjustment to eliminate the sales tax liability recorded on Camtronics' accounting records immediately prior to the acquisition that was assumed by Analogic as a part of the acquisition.

     (o) Adjustment to remove notes payable that were assumed by Analogic as a part of the acquisition.

     (p) Adjustment to reflect the elimination of Camtronics' historical stockholders' equity as of the acquisition date.

     (q) Adjustment to record additional depreciation and amortization expense as a result of the write-up of property, plant and equipment to fair value.

     (r) Adjustment to reflect the elimination of management fees paid to Analogic.

     (s) Adjustment to record foregone interest income earned on available cash and marketable securities used for the Camtronics' acquisition.

     (t) Adjustment to record additional interest expense for 2004 and 1.5 months of 2005 assuming that the purchase price was required to be financed on January 1, 2004 and 2005, respectively, utilizing an 8.25% interest rate for both periods. Emageon completed its initial public offering in February 2005; therefore, Emageon assumed the financing was only outstanding for 1.5 months in 2005 as cash was available to repay the financing at that time.

     (u) Adjustment to eliminate tax benefit as a result of Camtronics no longer being consolidated in Analogic's income tax returns.

     (v) Adjustment to eliminate tax provision to reflect utilization of Emageon's operating loss carryforward.